Exhibit 23.5

TBPELS REGISTERED ENGINEERING FIRM F-1580 633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

Consent of Independent Petroleum Engineers

We hereby consent to the incorporation by reference of information from our reserves report dated January 23, 2023, included in or made a part of PDC Energy, Inc.’s (“PDC”) Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023, and our summary report attached as Exhibit 99.1 to the Form 10-K, each incorporated by reference in the Registration Statement of Chevron Corporation on Form S-4, including any amendments thereto (collectively, the “Registration Statement”), and information derived from such reports in the Registration Statement and any related prospectuses. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectuses.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, CO

June 28, 2023